Exhibit 99.1
August 4, 2026
Strata Critical Medical Announces Second Quarter 2026 Results
•Revenue increased 60.7% year-over-year to $72.5 million in Q2 2026
•Clinical revenue increased 22.6% sequentially in Q2 2026; Excluding Clinical acquisitions that closed in Q2 2026, Clinical revenue increased 15.1% sequentially driven by a 23.8% increase in Transplant Clinical revenue
•Q2 2026 net loss from continuing operations of $(10.5) million or (14.5)% of revenue
•Adjusted EBITDA(1) of $7.9 million in Q2 2026; Adjusted EBITDA margin of 10.9%
•Cash flow from operating activities was $5.7 million in Q2 2026; Free Cash Flow(1) was $2.9 million in Q2 2026
•Completed bolt-on acquisitions of Louisville Perfusion Services, Heart and Lung Transplant National Recovery Program and Ohio Valley Perfusion Associates during Q2 2026
•Signed agreement to take over Statline's Transplant Center Organ Placement customer relationships on a rolling basis over the next year

NEW YORK — (August 4, 2026) — Strata Critical Medical, Inc. (Nasdaq: SRTA, "Strata" or the "Company"), today announced financial results for the second quarter ended June 30, 2026. Financial results in this release, including all comparisons to prior year periods, reflect continuing operations only. The results of the divested Passenger business have been reclassified as discontinued operations in all periods.

GAAP FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025		% Change	2026	2025		% Change
Revenue:
Logistics	$48,240	$45,108		6.9%	$95,839	$81,056		18.2%
Transplant Clinical	12,521	—		NM(2)	22,360	—		NM(2)
Other Clinical	11,745	—		NM(2)	21,691	—		NM(2)
Total Clinical	24,266	—		NM(2)	44,051	—		NM(2)
Total revenue	$72,506	$45,108		60.7%	$139,890	$81,056		72.6%
Gross profit:
Logistics	$8,888	$9,007		(1.3)%	$18,053	$16,060		12.4%
Clinical	6,327	—		NM(2)	11,279	—		NM(2)
Total gross profit	$15,215	$9,007		68.9%	$29,332	$16,060		82.6%

Gross margin	21.0%	20.0%	100	bps	21.0%	19.8%	120	bps

Selling, general and administrative	$13,996	$13,292		5.3%	$29,601	$25,622		15.5%
Amortization of intangible assets	6,627	356		1,761.5%	8,113	764		961.9%
Total operating expenses	$20,623	$13,648		51.1%	$37,714	$26,386		42.9%
Operating loss from continuing operations	$(5,408)	$(4,641)		16.5%	$(8,382)	$(10,326)		(18.8)%
Net loss from continuing operations	$(10,516)	$(3,409)		208.5%	$(8,114)	$(5,021)		61.6%
Net loss from continuing operations as a percentage of revenue	(14.5)%	(7.6)%	(690	bps)	(5.8)%	(6.2)%	40	bps

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Not meaningful.

NON-GAAP(1) FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	% Change		2026	2025	% Change
Revenue:
Logistics	$48,240	$45,108	6.9%		$95,839	$81,056	18.2%
Transplant Clinical	12,521	—	NM(2)		22,360	—	NM(2)
Other Clinical	11,745	—	NM(2)		21,691	—	NM(2)
Total Clinical	24,266	—	NM(2)		44,051	—	NM(2)
Total revenue	$72,506	$45,108	60.7%		$139,890	$81,056	72.6%
Gross profit:
Logistics (3)	$8,888	$9,007	(1.3)%		$18,053	$16,060	12.4%
Clinical (4)	6,327	—	NM(2)		11,279	—	NM(2)
Total gross profit	$15,215	$9,007	68.9%		$29,332	$16,060	82.6%

Gross margin:
Logistics	18.4%	20.0%	(160	bps)	18.8%	19.8%	(100	bps)
Clinical	26.1%	—%	NM(2)		25.6%	—	NM(2)
Total gross margin	21.0%	20.0%	100	bps	21.0%	19.8%	120	bps

Adjusted SG&A	$9,115	$7,393	23.3%		$18,329	$14,785	24.0%
Adjusted SG&A as a percentage of revenue	12.6%	16.4%	(380	bps)	13.1%	18.2%	(510	bps)
Adjusted EBITDA	$7,887	$2,466	219.8%		$14,297	$2,882	396.1%
Adjusted EBITDA as a percentage of revenue	10.9%	5.5%	540	bps	10.2%	3.6%	660	bps
(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Not meaningful.
(3) Net of depreciation expense of $1,417 and $852 for the three months ended June 30, 2026 and 2025, respectively, and $2,564 and $1,607 for the six months ended June 30, 2026 and 2025, respectively.
(4) Net of depreciation expense of $370 and $730 for the three and six months ended June 30, 2026, respectively.

"Our strategic expansion into clinical services is running well ahead of schedule after our accelerated progress on both organic growth and M&A execution in Q2," said Will Heyburn, Co-CEO and CFO. "Year-to-date, we've completed three acquisitions that have significantly expanded our footprint and operational efficiency while adding more than $6 million of projected annualized Adjusted EBITDA at our targeted mid-single-digit acquisition multiples."

Heyburn continued, "With each quarter, more of the financial benefits of our strategic execution shine though, with Q2 posting records for revenue, operating cash flow and free cash flow driven by strong overall performance and standout results in our Transplant Clinical business line, which grew 24% quarter-over-quarter versus Q1 2026. Looking forward, we're left with a business that is higher margin and less capital intensive as a result."

"Following our significant growth and successful acquisition integration, Strata is a stronger, more capable and more cost effective partner to the hospitals, transplant centers and organ procurement organizations we serve," said Melissa Tomkiel, Co-CEO and General Counsel. "Our broader geographic footprint means our clinicians spend more time in operating rooms and less time on airplanes, reducing the bill for customers and maximizing the productivity of our surgeons and perfusionists."

Tomkiel continued, "We are now able to leverage expanded local resources to make our service less costly and more reliable. At the same time, we've diversified our business and increased our exposure to the fastest growing parts of the transplant ecosystem: third-party surgical recovery and NRP. I'm more confident now than ever in our long-term strategy."

Second Quarter Ended June 30, 2026 Financial Highlights: Q2 2026 vs. Q2 2025
▪Total revenue increased 60.7% to $72.5 million in Q2 2026 versus $45.1 million in the prior year period driven by organic growth in Logistics, the addition of our Clinical business through the acquisition of Keystone in Q3 2025 and the contribution from Clinical acquisitions completed during Q2 2026.
▪Logistics revenue, which represents the Company's organic revenue growth, increased 6.9% to $48.2 million in Q2 2026 versus $45.1 million in the prior year period driven primarily by higher Air revenue. Compared to the year ago period, strength in Organ Procurement Organization customers and softness in Transplant Center customers drove shorter trip distances, muting overall revenue in the period. The Clinical business continued to drive growth in Logistics revenue compared to the prior year period.
▪Gross profit increased 68.9% to $15.2 million in Q2 2026 versus $9.0 million in the prior year period driven by the addition of our Clinical business and the contribution from Clinical acquisitions completed during Q2 2026, partially offset by a modest decline in Logistics gross profit.
▪Gross margin increased 100 basis points to 21.0% in Q2 2026 versus 20.0% in the prior year period driven primarily by the positive mix impact from the addition of our Clinical business and the contribution from Clinical acquisitions completed during Q2 2026, partially offset by a decline in Logistics gross margin.
▪Logistics gross profit decreased 1.3% to $8.9 million in Q2 2026 versus $9.0 million in the prior year period. Logistics gross margin of 18.4% in Q2 2026 decreased 160 basis points versus 20.0% the prior year period driven primarily by an increase in the fuel surcharge, fuel costs, customer mix, modestly lower owned fleet profitability and lower ground margins.
Given that the acquisition of our Clinical business as well as the sale of our Passenger business occurred in Q3 2025, and the recent Clinical acquisitions completed during Q2 2026, year-over-year comparisons of Clinical metrics, Net Income, Adjusted SG&A, Adjusted EBITDA and cash flow are not meaningful. Please see below for sequential comparisons for these metrics.

Second Quarter Ended June 30, 2026 Financial Highlights: Q2 2026 vs. Q1 2026
▪Clinical revenue rose 22.6% to $24.3 million in Q2 2026 versus $19.8 million in Q1 2026. Excluding Clinical acquisitions completed during Q2 2026, Clinical revenue rose 15.1% in Q2 2026 versus Q1 2026 driven primarily by Transplant Clinical revenue, which rose 23.8% and Other Clinical revenue, that rose 6.5%.
▪Clinical gross profit increased 27.8% to $6.3 million in Q2 2026 versus $5.0 million in Q1 2026. Clinical gross margin increased to 26.1% in Q2 2026 versus 25.0% in Q1 2026.
▪Total Selling, General and Administrative expenses decreased $1.6 million to $14.0 million in Q2 2026 versus $15.6 million in Q1 2026. Adjusted SG&A(1) decreased $0.1 million to $9.1 million in Q2 2026 versus $9.2 million in Q1 2026.
▪Net income from continuing operations decreased $12.9 million to $(10.5) million in Q2 2026 versus $2.4 million in Q1 2026 primarily due to $5.0 million of accelerated trademark amortization related to our brand integration and a $10.5 million decrease in other non-operating income related to the non-cash revaluation of transaction earn-out liabilities.
▪Adjusted EBITDA(1) was $7.9 million in Q2 2026 versus $6.4 million in Q1 2026. Adjusted EBITDA margin rose to 10.9% in Q2 2026 versus 9.5% in Q1 2026. The 140 basis points increase in Adjusted EBITDA margin versus Q1 2026 was driven by the increase in Clinical gross margin and the mix shift to Clinical partially offset by the reduction in Logistics gross margin.
▪Cash flow from operating activities was $5.7 million in Q2 2026. In Q2 2026, the $2.2 million difference between Adjusted EBITDA and operating cash flow was driven primarily by the $1.7 million increase in working capital related to the timing of expenses.
(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

▪Capital expenditures of $2.8 million in Q2 2026 were driven primarily by aircraft capitalized maintenance.
▪Free Cash Flow, before aircraft and engine acquisitions(1) was $2.9 million in Q2 2026.
▪Ended Q2 2026 with $22.8 million in cash and short term investments.

Business Highlights and Recent Updates
▪In late April 2026, we completed the acquisition of Ohio Valley Perfusion Associates, a regional provider of perfusion services to cardiac surgery programs in Ohio and Pennsylvania, strengthening our cardiac care footprint in the region.
▪In early June 2026, we completed the acquisition of Louisville Perfusion Services ("LPS"), a regional provider of perfusion and blood management services to cardiac surgery programs in Kentucky.
▪In late June 2026, we completed the acquisition of Heart and Lung Transplant National Recovery Program (“HLT-NRP”), a provider of transplant surgical recovery services in the United States. HLT-NRP strengthens and adds scale to our organ recovery platform by increasing our network of experienced transplant surgeons available to complete recoveries, especially in key markets such as Florida and California.
▪In late July 2026, we signed an agreement to take over Statline's Transplant Center Organ Placement customer relationships on a rolling basis over the next year, bringing us long-term contracted attachment points with up to eight new customers that we believe could lead to incremental clinical or logistics business over time.

Financial Outlook
Today, we are updating our 2026 guidance:

▪Revenue of $285-295 million (previously: $260-275 million)
▪Adjusted EBITDA(2) of $33-35 million (previously: $29-33 million)
▪Free cash flow, before aircraft and engine acquisitions(2) of: $15-22 million (previously: $15-22 million)

Pro forma, assuming all acquisitions completed in 2026 closed on January 1 2026, our 2026 revenue and Adjusted EBITDA guidance would be approximately:
▪Revenue of $295-305 million
▪Adjusted EBITDA(2) of $36-38 million

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on August 4, 2026 to discuss the results for the second quarter ended June 30, 2026.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.stratacritical.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) We have not reconciled the forward-looking Adjusted EBITDA and free cash flow, before aircraft and engine acquisitions guidance included above to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are, with respect to Adjusted EBITDA, incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings, and with respect to free cash flow, before aircraft and engine acquisitions, changes in operating assets and liabilities. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Use of Non-GAAP Financial Information

Strata believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. generally accepted accounting principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Adjusted SG&A, Free Cash Flow, Free Cash Flow before aircraft and engine acquisitions, and Clinical revenue, excluding acquisitions, have all been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA – Strata reports Adjusted EBITDA, which is a non-GAAP financial measure. Strata defines Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation; (3) change in fair value of warrant liabilities and other assets and liabilities; (4) interest income and expense; (5) income tax; (6) impairment of intangible assets or property and equipment; and (7) certain other non-recurring items that management does not believe are indicative of the Company's ongoing operating performance and would impact the comparability of results between periods.

Adjusted SG&A – Strata defines Adjusted selling, general and administrative ("SG&A") expenses as SG&A adjusted to exclude: (1) depreciation; (2) stock-based compensation; (3) impairment of property and equipment; and (4) other non-cash items and certain other non-recurring items that management does not believe are indicative of the Company's ongoing operating performance that would impact the comparability of results between periods.

Free Cash Flow, and Free Cash Flow before aircraft and engines acquisitions – Strata defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures and capitalized software development costs (net of proceeds from disposals). Free Cash Flow before aircraft and engines acquisitions is defined as Free Cash Flow excluding cash outflows related to aircraft and engines acquisitions. Strata believes these measures provide valuable insights into the Company's cash-generating capacity. In particular, Free Cash Flow before aircraft and engines acquisitions highlights the cash generated by Strata's continuing operations prior to the impact of aircraft and engines acquisitions, which are discretionary and strategic in nature.

Clinical revenue, excluding Clinical acquisitions that closed in Q2 2026 – Strata defines Clinical revenue, excluding Clinical acquisitions that closed in Q2 2026, as total Clinical revenue, including Transplant Clinical and Other Clinical revenue, less revenue attributable to businesses acquired during the period presented. Strata believes this measure is useful to investors because it facilitates the evaluation of organic period-over-period growth in the Clinical segment by excluding growth attributable to acquired businesses.

Financial Results

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data, unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$16,317	$30,968
Restricted cash	264	264
Accounts receivable, net of allowance of $1,058 and $1,066 at June 30, 2026 and December 31, 2025, respectively	43,407	39,958
Short-term investments	6,436	30,263
Prepaid expenses and other current assets	54,586	24,739
Total current assets	121,010	126,192

Non-current assets:
Property and equipment, net	40,704	36,444
Intangible assets, net	60,008	47,502
Goodwill	106,946	88,210
Operating right-of-use asset	3,940	3,107
Other non-current assets	90	24,017
Total assets	$332,698	$325,472

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$18,381	$19,142
Operating lease liability, current	1,054	652
Other current liabilities	26,344	—
Total current liabilities	45,779	19,794

Non-current liabilities:
Warrant liability	—	1,530
Operating lease liability, non-current	3,201	2,655
Deferred tax liability	271	348
Other non-current liabilities	4,129	22,073
Total liabilities	53,380	46,400

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized; no shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 88,466,806 and 86,702,183 shares issued at June 30, 2026 and December 31, 2025, respectively	7	7
Additional paid in capital	433,224	424,616
Accumulated other comprehensive income	—	—
Accumulated deficit	(153,913)	(145,551)
Total stockholders' equity	279,318	279,072
Total liabilities and stockholders' equity	$332,698	$325,472

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$72,506	$45,108	$139,890	$81,056
Cost of revenue	57,291	36,101	110,558	64,996
Gross profit	15,215	9,007	29,332	16,060

Operating expenses
Selling, general and administrative	13,996	13,292	29,601	25,622
Amortization of intangible assets	6,627	356	8,113	764
Total operating expenses	20,623	13,648	37,714	26,386

Operating loss from continuing operations	(5,408)	(4,641)	(8,382)	(10,326)

Other non-operating income (loss)
Interest income, net	331	1,155	804	2,476
Change in fair value of warrant liabilities	71	77	1,530	2,829
Change in fair value of assets and other liabilities	(5,510)	—	(2,066)	—
Total other non-operating income (loss)	(5,108)	1,232	268	5,305

Loss from continuing operations before income taxes	(10,516)	(3,409)	(8,114)	(5,021)
Income tax expense from continuing operations	—	—	—	—
Net loss from continuing operations	(10,516)	(3,409)	(8,114)	(5,021)
Net loss from discontinued operations	—	(334)	(248)	(2,215)
Net loss	$(10,516)	$(3,743)	$(8,362)	$(7,236)

Basic and diluted earnings (loss) per share
Continuing operations	$(0.12)	$(0.04)	$(0.10)	$(0.06)
Discontinued operations	—	(0.01)	—	(0.03)
Total basic and diluted earnings (loss) per share	$(0.12)	$(0.05)	$(0.10)	$(0.09)

Weighted-average number of shares outstanding:
Basic	86,213,930	81,297,402	85,770,897	80,598,483
Diluted	86,213,930	81,297,402	85,770,897	80,598,483

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash Flows From Operating Activities:
Net loss	$(10,516)	$(3,743)	$(8,362)	$(7,236)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Change in gain on sale of business	—	—	344	—
Depreciation and amortization	8,515	1,776	11,575	3,473
Stock-based compensation	3,706	5,349	8,741	9,566
Change in fair value of warrant liabilities	(71)	(77)	(1,530)	(2,829)
Change in fair value of other assets and liabilities	5,510	—	2,066	—
Accretion of interest income on held-to-maturity securities	(181)	(785)	(446)	(1,508)
Deferred tax expense (benefit)	(19)	21	(96)	4
Non-cash capital contribution	333	—	333	—
Other(1)	99	335	126	428
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(577)	(3,904)	(194)	(1,650)
Accounts receivable	(666)	(6,257)	(517)	(6,777)
Other non-current assets	(1)	61	77	74
Operating right-of-use assets/lease liabilities	42	(31)	115	(61)
Accounts payable and accrued expenses	(487)	3,192	(2,645)	914
Deferred revenue	(12)	999	(15)	2,292
Other	12	—	—	—
Net cash provided by / (used in) operating activities (includes discontinued operations)	5,687	(3,064)	9,572	(3,310)

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(34,823)	—	(34,823)	—
Cash transfer related to sale of business	—	—	(290)	—
Capitalized software development costs	(314)	(429)	(616)	(961)
Purchase of property and equipment, net of proceeds from disposal	(2,490)	(2,235)	(7,669)	(4,849)
Purchase of held-to-maturity investments	(6,254)	(12,206)	(6,254)	(96,403)
Proceeds from maturities of held-to-maturity investments	—	43,550	30,500	151,300
Net cash (used in) / provided by investing activities (includes discontinued operations)	(43,881)	28,680	(19,152)	49,087

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	3	14	55	74
Taxes paid related to net share settlement of equity awards	(4,206)	(1,151)	(4,788)	(5,457)
Payments for debt issuance costs	(9)	—	(338)	—
Net cash used in financing activities (includes discontinued operations)	(4,212)	(1,137)	(5,071)	(5,383)

Effect of foreign exchange rate changes on cash balances	—	151	—	277
Net (decrease) / increase in cash and cash equivalents and restricted cash	(42,406)	24,630	(14,651)	40,671
Cash and cash equivalents and restricted cash - beginning	58,987	35,688	31,232	19,647
Cash and cash equivalents and restricted cash - ending	$16,581	$60,318	$16,581	$60,318

Reconciliation to condensed consolidated balance sheets (includes discontinued operations)
Cash and cash equivalents	$16,317	$58,754	$16,317	$58,754
Restricted cash	264	1,564	264	1,564
Total cash and cash equivalents and restricted cash	$16,581	$60,318	$16,581	$60,318

Supplemental cash flow information
Cash paid for:
Income Taxes paid	$93	$23	$93	$23
Non-cash investing and financing activities:
New leases under ASC 842 entered into during the period	$—	$592	$1,317	$1,200
Common stock issued for acquisition	4,267	—	4,267	—
Consideration payable in other current liabilities	2,950	—	2,950	—
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	(102)	(105)	59	234
(1) Prior year amounts have been updated to conform to current period presentation.

Key Metrics and Non-GAAP Financial Information
RECONCILIATION OF TOTAL SG&A TO ADJUSTED SG&A EXPENSE
(in thousands except percentages, unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Total Selling, general and administrative	$13,996	$13,292	$15,605	$29,601	$25,622
Adjustments to reconcile SG&A to Adjusted SG&A
Subtract:
Depreciation	101	15	67	168	76
Stock-based compensation	3,706	4,917	5,035	8,741	8,726
Legal expenses and regulatory advocacy fees(1)	(83)	345	209	126	703
Contingent consideration compensation (earn-out)(2)	333	—	—	333	—
M&A transaction costs and integration of the acquired company(3)	652	17	650	1,302	34
Reorganization and rebranding costs related to the sale of the Passenger business(4)	172	—	419	591	—
Corporate staff costs included in the sold Passenger business(5)	—	605	—	—	1,298
Other	—	—	11	11	—
Adjusted SG&A	$9,115	$7,393	$9,214	$18,329	$14,785
Adjusted SG&A as a percentage of Revenue	12.6%	16.4%	13.7%	13.1%	18.2%
(1) For the three months ended June 30, 2026, includes the reversal of a provision that had previously been adjusted in the calculation of Adjusted EBITDA, partially offset by legal fees relating to one specific litigation. For the six months ended June 30, 2026, includes the settlement fees related to one legal matter and legal fees relating to one specific litigation, partially offset by the reversal of a provision that had previously been adjusted in the calculation of Adjusted EBITDA. For the three months ended March 31, 2026, mainly includes settlement fees related to one specific legal matter. For the three and six months ended June 30, 2025, comprised of legal fees related to the Drulias class action lawsuit which the parties entered into a Stipulation of Settlement to fully resolve the matter in December 2025. We consider those matters to be non-recurring and not representative of the legal and regulatory advocacy costs typically incurred in the ordinary course of business.
(2) Represents contingent consideration in connection with the Keystone acquisition, where part of the Seller earnout was allocated to a vendor.
(3) For the three and six months ended June 30, 2026, and the three months ended March 31, 2026, consists of M&A transaction costs (including legal fees and professional fees related to financial, legal, and tax due diligence); and costs of integrating Keystone into a public company environment, including enterprise resource planning migration and software development costs to enhance its internally developed software to meet internal control standards.
(4) For the three and six months ended June 30, 2026, and the three months ended March 31, 2026, consists of rebranding costs related to the decommissioning of the Blade brand and the introduction of the Strata brand; one-time reorganization costs related to the restructuring of Strata headquarters staff following the transfer of certain positions to Joby Aviation; and software application costs incurred to separate our software from the Passenger platform.
(5) Represents corporate staff costs related to employees who transferred to Joby Aviation following the sale of the Passenger business on August 29, 2025. This adjustment is intended to enhance period-to-period comparability by excluding from all periods, costs associated with transferred employees whose corporate functions were not replaced. Under U.S. GAAP (ASC 205-20), these costs were required to remain in continuing operations prior to the divestiture because they were not directly attributable to discontinued operations.

RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Net loss from continuing operations	$(10,516)	$(3,409)	$2,402	$(8,114)	$(5,021)
Add (deduct):
Depreciation and amortization	8,515	1,223	3,060	11,575	2,447
Stock-based compensation	3,706	4,917	5,035	8,741	8,726
Change in fair value of warrant liabilities	(71)	(77)	(1,459)	(1,530)	(2,829)
Change in fair value of assets and other liabilities	5,510	—	(3,444)	2,066	—
Interest income, net	(331)	(1,155)	(473)	(804)	(2,476)
Legal expenses and regulatory advocacy fees(1)	(83)	345	209	126	703
Contingent consideration compensation (earn-out)(2)	333	—	—	333	—
M&A transaction costs and integration of the acquired company(3)	652	17	650	1,302	34
Reorganization and rebranding costs related to the sale of the Passenger business(4)	172	—	419	591	—
Corporate staff costs included in the sold Passenger business(5)	—	605	—	—	1,298
Other	—	—	11	11	—
Adjusted EBITDA	$7,887	$2,466	$6,410	$14,297	$2,882
Adjusted EBITDA as a percentage of revenue	10.9%	5.5%	9.5%	10.2%	3.6%
(1) For the three months ended June 30, 2026, includes the reversal of a provision that had previously been adjusted in the calculation of Adjusted EBITDA, partially offset by legal fees relating to one specific litigation. For the six months ended June 30, 2026, includes the settlement fees related to one legal matter and legal fees relating to one specific litigation, partially offset by the reversal of a provision that had previously been adjusted in the calculation of Adjusted EBITDA. For the three months ended March 31, 2026, mainly includes settlement fees related to one specific legal matter. For the three and six months ended June 30, 2025, comprised of legal fees related to the Drulias class action lawsuit which the parties entered into a Stipulation of Settlement to fully resolve the matter in December 2025. We consider those matters to be non-recurring and not representative of the legal and regulatory advocacy costs typically incurred in the ordinary course of business.
(2) Represents contingent consideration in connection with the Keystone acquisition, where part of the Seller earnout was allocated to a vendor.
(3) For the three and six months ended June 30, 2026, and the three months ended March 31, 2026, consists of M&A transaction costs (including legal fees and professional fees related to financial, legal, and tax due diligence); and costs of integrating Keystone into a public company environment, including enterprise resource planning migration and software development costs to enhance its internally developed software to meet internal control standards.
(4) For the three and six months ended June 30, 2026, and the three months ended March 31, 2026, consists of rebranding costs related to the decommissioning of the Blade brand and the introduction of the Strata brand; one-time reorganization costs related to the restructuring of Strata headquarters staff following the transfer of certain positions to Joby Aviation; and software application costs incurred to separate our software from the Passenger platform.
(5) Represents corporate staff costs related to employees who transferred to Joby Aviation following the sale of the Passenger business on August 29, 2025. This adjustment is intended to enhance period-to-period comparability by excluding from all periods, costs associated with transferred employees whose corporate functions were not replaced. Under U.S. GAAP (ASC 205-20), these costs were required to remain in continuing operations prior to the divestiture because they were not directly attributable to discontinued operations.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW MEASURES
(in thousands, unaudited)

Three Months Ended June 30, 2026
Net cash provided by operating activities	$5,687
Capitalized software development costs	(314)
Purchase of property and equipment, net of proceeds from disposal	(2,490)
Free cash flow	$2,883
Aircraft and engine acquisition capital expenditures(1)	—
Free cash flow before aircraft and engine acquisitions	$2,883
(1) Represents capital expenditures for aircraft and engine acquisitions, excluding capitalized maintenance subsequent to initial acquisition.

SEQUENTIAL QUARTER COMPARISON
(in thousands except percentages, unaudited)

	Three Months Ended June 30,	Three Months Ended March 31,
	2026	2026		% Change
Clinical revenue:
Transplant Clinical	$12,521	$9,839		27.3%
Acquisitions	338	—		NM(1)
Transplant Clinical, excluding acquisitions	$12,183	$9,839		23.8%

Other Clinical	$11,745	$9,946		18.1%
Acquisitions	1,149	—		NM(1)
Other Clinical, excluding acquisitions	$10,596	$9,946		6.5%

Total Clinical	$24,266	$19,785		22.6%
Acquisitions	1,487	—		NM(1)
Total Clinical, excluding acquisitions	$22,779	$19,785		15.1%

Clinical gross profit /margin:
Clinical gross profit	$6,327	$4,952		27.8%
Clinical gross margin	26.1%	25.0%	110	bps

Net (loss) income from continuing operations	$(10,516)	$2,402		(537.8)%
(1) Not meaningful.

About Strata Critical Medical
Strata is a time-critical logistics and medical services provider to the U.S. healthcare industry. We operate one of the nation’s largest air transport and surgical services networks for transplant hospitals and organ procurement organizations, offering an integrated “one call” solution for donor organ recovery.
Strata’s core services include air and ground logistics, surgical organ recovery, organ placement and normothermic regional perfusion for the transplant industry, as well as perfusion staffing and equipment solutions for cardiovascular surgery centers, offered under the Trinity Medical Solutions and Keystone Perfusion brands.

For more information, visit www.srta.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate”, “believe”, “could”, “continue”, “expect", “estimate”, “may”, “plan”, “outlook”, “future”, "target", and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Strata’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Strata’s future plans and business strategies, financial and operating performance (including the discussion of financial outlook and guidance for 2026 and beyond), acquisition opportunities, results of operations, and industry environment and growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Strata’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued net losses or failure to achieve or maintain profitability; our ability to realize the anticipated benefits of strategic transactions, including the recently completed divestment of the Passenger business and acquisition and integration of Keystone; any future acquisitions or partnerships; harm to our reputation and brand; negative publicity, litigation, claims or regulatory scrutiny; our ability to provide high-quality customer support and maintain trusted relationships with customers; our reliance on contractual relationships with transplant centers, hospitals, Organ Procurement Organizations and strategic partners; adoption and effective utilization of our integrated clinical and logistics offerings by medical customers; competition; our dependence on the availability and utilization of organ donors and transplant volumes; insufficient reimbursement or funding for organ transport and related services; risks inherent in organ transportation operations; risks associated with ground transportation operations; advancements in preservation technology or alternative transport methods; aviation safety risks; the effects of climate change, extreme weather events or environmental developments affecting our operations; terrorist attacks, geopolitical conflict or security events affecting aviation or healthcare infrastructure; the volatility in aircraft fuel availability or cost; our ability to obtain additional capital or financing; restrictions under our credit agreement; our ability to manage our growth; insurance market conditions; our dependence on key personnel and our ability to attract and retain qualified professionals; employment-related claims, workforce litigation or labor market challenges; our ability to maintain our company culture as we grow; fluctuations in financial results and the non-comparability of historical financial statements; risks associated with purchasing aircraft or evolving from an asset-light model; risks associated with directly operating aircraft; our reliance on maintaining efficient aircraft utilization to manage costs, operating efficiency and margins; changes in regulatory frameworks; our reliance on third-party aircraft operators; the availability of sufficient third-party aircraft capacity; workforce disruptions, operations interruptions or financial difficulties affecting third-party operators or service workers; risks arising from illegal, improper, or otherwise inappropriate operation of branded aircraft by third-party operators; our reliance on third-party cloud infrastructure, hosting providers and other technology vendors; interruptions, defects, failures or vulnerabilities in our technology systems or those of third-party providers; cybersecurity incidents, data breaches or misuse of artificial intelligence technologies; our ability to protect and enforce intellectual property rights; risks associated with our use of open-source software; our operations within highly regulated environments; the impact of any litigation or regulatory investigations that we may be subject to; our ability to comply with privacy, data protection, consumer protection and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses and maintain effective disclosure controls and procedures; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Strata undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

Mathew Schneider
investors@srta.com